Exhibit 3.9

CERTIFICATE OF CORRECTION FILED TO CORRECT

A CERTAIN ERROR IN THE CERTIFICATE OF INCORPORATION

OF

INDEPENDENT ADVISORS GROUP CORPORATION

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF

DELAWARE ON DECEMBER 5, 1995.

Independent Advisor Group Corporation, a corporation organized and existing under any by virtue of the General Corporation, Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST:	The name of the corporation is Independent Advisors Group Corporation.

SECOND:	That a Certificate of Incorporation was filed by the Secretary of State of Delaware on December 5,1995 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

THIRD:	The inaccuracy or defect of said Certificate to be corrected is as follows: A typographical error caused the name of the company to appear incorrectly.

FOURTH:	The corrected portion of the Certificate is set forth as follows: Independent Advisors Group Corporation.

IN WITNESS WHEREOF, said Independent Advisors Group Corporation has caused this Certificate to be signed by Stephanie L. Brown, its secretary, this 4th day of April, 1996.

By:	/s/ Stephanie L Brown
Secretary